UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Invesco Mortgage Capital Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________________________

(2)	Form, Schedule or Registration Statement No.: ____________________________________________________

(3)	Filing Party: ____________________________________________________

(4)	Date Filed: ____________________________________________________

INVESCO MORTGAGE CAPITAL INC.

SUPPLEMENT TO THE
PROXY STATEMENT DATED MARCH 20, 2012 FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2012

To the Stockholders of Invesco Mortgage Capital Inc.

The information contained in this Supplement (the “Supplement”) amends, supplements and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement dated March 20, 2012 (the “Proxy Statement”) previously sent to stockholders of Invesco Mortgage Capital Inc. (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) to be held on Thursday, May 3, 2012, at 2:00 p.m., local time, and any adjournment or postponement thereof. This Supplement should be read in conjunction with the Proxy Statement. The date of this Supplement is April 26, 2012.

Appointment of MacKenzie Partners, Inc. as Proxy Solicitation Agent

The Board of Directors of the Company has retained MacKenzie Partners, Inc. to solicit proxies in connection with the 2012 Annual Meeting for a fee of approximately $20,000 plus a reasonable amount to cover expenses.